                               WARRANT AGREEMENT



                                    between



                             EURONET SERVICES INC.



                                      and



                      STATE STREET BANK AND TRUST COMPANY

                                 Warrant Agent



                           _________________________



                        Dated as of    June  .   , 1998

                               TABLE OF CONTENTS
                                                              PAGE

                                   ARTICLE I

                              CERTAIN DEFINITIONS

Section 1.1.  Definitions                                       1

                                  ARTICLE II

                          ORIGINAL ISSUE OF WARRANTS

Section 2.1.  Form of Warrant Certificates                      7
Section 2.2.  Restrictive Legends                               7
Section 2.3.  Execution and Delivery of Warrant Certificates    8
Section 2.4.  Loss or Mutilation                                8
Section 2.5.  CUSIP Number                                      9

                                  ARTICLE III

                     EXERCISE PRICE; EXERCISE OF WARRANTS

Section 3.1.  Exercise Price                                    9
Section 3.2.  Exercise; Restrictions on Exercise                9
Section 3.3.  Method of Exercise; Payment of Exercise Price    10

                                  ARTICLE IV

                                  ADJUSTMENTS

Section 4.1.  Adjustments                                      12
Section 4.2.  Decrease in Exercise Price.                      17
Section 4.3.  Notice of Adjustment                             17
Section 4.4.  Statement on Warrants                            18
Section 4.5.  Notice of Consolidation, Merger, Etc.            18
Section 4.6.  Fractional Interests                             18

                                   ARTICLE V

           ARTICLE VWARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER

Section 5.1.  Transfer and Exchange                                      19
Section 5.2.  Registration, Registration of Transfer and Exchange        20
Section 5.3.  Book-Entry Provisions for the Rule 144A Global Warrants    21
Section 5.4.  Special Transfer Provisions                                22
Section 5.5.  Surrender of Warrant Certificates                          25

                                  ARTICLE VI

                           COVENANTS OF THE COMPANY

Section 6.1.  Reservation and Authorization                              25

Section 6.2.  Filing and Effectiveness of Warrant Shares
                Registration Statement                                   25
Section 6.3.  Registration of Common Stock                               26
Section 6.4.  Blue Sky                                                   27
Section 6.5.  Accuracy of Disclosure                                     27
Section 6.6.  Indemnity                                                  27
Section 6.7.  Expenses                                                   28

                                  ARTICLE VII

                                   REMEDIES

Section 7.1.  Liquidated Damages                                         28
Section 7.2.  Remedies; No Waiver                                        29

                                 ARTICLE VIII

                               THE WARRANT AGENT

Section 8.1.  Duties and Liabilities                                     29
Section 8.2.  Right to Consult Counsel                                   31
Section 8.3.  Compensation; Indemnification                              31
Section 8.4.  No Restrictions on Actions                                 32
Section 8.5.  Discharge or Removal; Replacement Warrant Agent            32
Section 8.6.  Successor Warrant Agent                                    33

                                  ARTICLE IX

                                WARRANT HOLDERS

Section 9.1.  Warrant Holder Not Deemed a Stockholder                       33
Section 9.2.  Right of Action                                               33


                                   ARTICLE X

                                 MISCELLANEOUS

Section 10.1.  Money Deposited with the Warrant Agent                       34
Section 10.2.  Payment of Taxes                                             34
Section 10.3.  No Merger, Consolidation or Sale of Assets of the Company    35
Section 10.4.  Reports to Holders                                           35
Section 10.5.  Notices                                                      35
Section 10.6.  Severability                                                 35
Section 10.7.  Binding Effect                                               36
Section 10.8.  Third Party Beneficiaries                                    36
Section 10.9.  Amendments                                                   36
Section 10.10. Headings                                                     36
Section 10.11. Governing Law                                                36
Section 10.12. Counterparts                                                 37


  EXHIBIT A   Form of Warrant Certificate
  EXHIBIT B   Form of Legend for Global Warrants
  EXHIBIT C   Form of Legend for Warrants Issued as Part of a Unit
  EXHIBIT D   Form of Private Placement Legend

                                     (iii)

                               WARRANT AGREEMENT

          AGREEMENT (this "Agreement") dated as of June ., 1998 between Euronet Services Inc. (the "Company"), a Delaware corporation, and State Street Bank and Trust Company, Warrant Agent (the "Warrant Agent").

          Pursuant to the terms of a Purchase Agreement dated June ., 1998 (the "Purchase Agreement") among the Company on the one hand and Merrill Lynch Capital Markets Bank Limited Frankfurt/Main Branch, Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together "Merrill Lynch" or the "Underwriters"), the Company has agreed to issue and sell to the Underwriters warrants (each, a "Warrant") entitling the holders thereof to purchase an aggregate of . shares of common stock, par value $0.02 per share, of the Company ("Common Stock"), subject to adjustment, as part of . units (the "Units"), each Unit consisting of DM1,000 principal amount at maturity of .% Senior Discount Notes due 2008 (the "Notes") to be issued pursuant to the provisions of an Indenture dated as of June ., 1998 (as in effect on the date hereof, the "Indenture") between the Company, as issuer, and the Warrant Agent as trustee, and Warrants. Each Warrant will entitle the registered holder thereof to purchase . Warrant Shares at an exercise price of . per share, subject to adjustment. The Notes and the Warrants included in each Unit will be separately transferable immediately upon the date of issuance ("Separability Date").

          In consideration of the foregoing and of the agreements contained in the Purchase Agreement and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the record holders thereof (the "Holders") and the Warrant Agent, the Company and the Warrant Agent each hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

          Section 1.1.  Definitions.  (a)  As used in this Agreement, the
          ------------   -----------
following terms shall have the following meanings:

          "Affiliate" means, with respect to any specified Person, (a) any other
           ---------
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's voting Capital Stock or any director of any such specified Person or other Person.
For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that the Initial Purchasers and their Affiliates shall be deemed not to be "Affiliates" of the Company solely as a result of transactions contemplated hereby.

          "Business Day" means any day which is not a Saturday, a Sunday, or any
           ------------
other day on which banking institutions in New York City are not required to be open.

          "Bylaws" means the bylaws of the Company, as the same may be amended
           ------
or restated from time to time.

          "Common Stock" means the common stock, par value $0.002 per share, of
           ------------
the Company, and any other class or series of common equity equivalent shares of the Company hereafter created.

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Company Request" or "Company Order" means a written request or order
           ---------------      -------------
signed in the name of the Company by its Chairman, its Chief Executive Officer, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Warrant Agent.

          "Current Market Value" per share of Common Stock or any other security
           --------------------
at any date means (i) if the security is not registered under the Exchange Act,
(a) the value of the security, determined in good faith by the Board of Directors of the Company and certified in a resolution of the Board of Directors of the Company, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized independent financial expert (provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board of Directors of the Company, a reasonable determination of value, may be utilized) or (ii)
(a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (ii)(a) and (ii)(b), as certified to the Warrant Agent by the Chief Executive Officer, President, any Vice President or the Chief Financial Officer of the Company. The closing sales price for each such trading day shall be:
(A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

          "DBC" means Deutsche Borse Clearing AG, its nominees and their
           ---
respective successors.

          "DTC" means The Depository Trust Company, its nominees and their
           ---
respective successors.

          "Event of Default" has the meaning set forth in the Indenture.
           ----------------

          "Exchange Act" means the United States Securities Exchange Act of
           ------------
1934, as amended.

          "Expiration Date" means ., 2006.
           ---------------

          "Independent Financial Expert" means a nationally recognized United
           ----------------------------
States investment banking firm that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in the Company or any of its Affiliates and is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company or any of its Affiliates.

          "Interest Payment Date" shall have the meaning provided in the
           ---------------------
Indenture.

          "Issue Date" means June ., 1998.
           ----------

          "Person" means any individual, corporation, limited liability company,
           ------
partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Prospectus" means the prospectus included in any Warrant Shares
           ----------
Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Warrants or Underlying Securities covered by such Warrant Shares Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Public Equity Offering" shall have the meaning provided in the
           ----------------------
Indenture.

          "Registrable Securities" means (i) Warrant Shares that are issuable
           ----------------------
upon exercise of Warrants, (ii) Warrant Shares that have been issued upon exercise of Warrants, (iii) any securities issued or delivered to the holders of Warrants as part of a distribution made by the Company on a pro rata basis to holders of its Common Stock and (iv) any securities issued or issuable upon exercise of the Warrants as a result of a Fundamental Transaction.

          "Securities Act" means the United States Securities Act of 1933, as
           --------------
amended.

          "Semiannual Accrual Date" shall have the meaning provided in the
           -----------------------
Indenture.

          "Spread" means, with respect to any Warrant, the Current Market Value
           ------
of the Common Shares subject to such Warrant, less the Exercise Price of such Warrant, in each case as adjusted as provided herein.

          "Underlying Securities" shall mean the Warrant Shares or other
           ---------------------
securities issuable or issued upon exercise of the Warrants.

          "Value Report" means a report of an Independent Financial Expert
           ------------
stating the Current Market Value of the Warrant Shares and other securities or property of the Company, if any, being valued as of any date and containing a brief statement as to the nature and scope of the examination or investigation upon which the determination of value was made and the method of valuation used.

          "Warrant Registration Default" means, and shall be deemed to have
           ----------------------------
occurred, if (i) on the Exercisability Date, the Warrant Shares Registration Statement has not been declared effective by the Commission, or (ii) the Commission shall have issued a stop order suspending the effectiveness of the Warrant Shares Registration Statement, at a time when such Warrant Shares Registration Statement is required to be kept effective by the Company pursuant to the provisions of this Agreement.

          "Warrant Shares" means the Common Stock issuable upon exercise of the
           --------------
Warrants.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

          Term                                     Section
          ----                                     -------
          Agent Members                            5.3(a)
          Agreement                                Preamble
          Certificated Warrant                     2.3
          Company                                  Preamble
          Event Date                               7.1(b)
          Exercisability Date                      3.2
          Exercise Event                           3.2
          Exercise Price                           3.1
          Exercise Rate                            4.1
          Fundamental Transaction                  4.1(h)
          Global Warrant                           2.3
          Holders                                  Recitals
          Indemnified Party                        6.5
          Indenture                                Recitals
          Merrill Lynch                            Recitals
          Notes                                    Recitals
          Purchase Agreement                       Recitals
          Separability Date                        Recitals
          Surviving Person                         4.1(h)
          Suspension Period                        6.4(b)(ii)
          Transfer Agent                           5.2
          Initial Purchasers                       Recitals
          Units                                    Recitals
          Warrant                                  Recitals
          Warrant Agent                            Preamble
          Warrant Certificates                     2.1
          Warrant Register                         5.1
          Warrant Registration Damages             7.1
          Warrant Shares Registration Statement    6.4

                                  ARTICLE II

                           ORIGINAL ISSUE OF WARRANTS

          Section 2.1.  Form of Warrant Certificates.  Certificates representing
          -----------   ----------------------------
the Warrants (the "Warrant Certificates") shall be in registered or bearer form and substantially in the form attached hereto as Exhibit A. The Warrants sold outside the United States shall be represented by a single, permanent global Warrant in bearer form, deposited with DBC (the "DBC Global Warrant"), which will represent the Warrants held by accountholders in DBC. All Warrants sold to U.S. investors (and others requesting registered Warrants), will be represented by one or more global registered Warrants deposited with a custodian for, and registered in the name DTC or its nominee (the "DTC Global Warrant"). The Warrant Certificates shall be dated the date on which countersigned by the Warrant Agent and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto, or to conform to usage.

          The terms and provisions contained in the form of Warrant Certificate annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Agreement.

           Section 2.2.  Restrictive Legends.  (a)  Each Global Warrant shall
          ------------   -------------------
bear the legend set forth in Exhibit B on the face thereof.

          (b) Each Warrant Certificate shall bear the legend set forth in Exhibit C on the face thereof.

          Section 2.3.  Execution and Delivery of Warrant Certificates.  Warrant
          -----------   ----------------------------------------------
Certificates evidencing Warrants to purchase initially an aggregate of up to [
] shares of Common Stock may be executed, on or after the Issue Date, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Section 2.4, 3.3 or 5.3.

          The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President or any Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned manually by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the

Warrant Agent and issuance and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

          Section 2.4.  Loss or Mutilation.  Upon receipt by the Company and the
          -----------   ------------------
Warrant Agent of evidence satisfactory to them, in their reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity satisfactory to them and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 2.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Section 2.4 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 2.4 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

          Section 2.5.  CUSIP Number.  The Company in issuing the Warrants may
          -----------   ------------
use a "CUSIP" number(s), and if so, the Warrant Agent shall use the CUSIP number(s) in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Warrants, and that reliance may be placed only on the other identification numbers printed on the Warrants.


                                  ARTICLE III

                      EXERCISE PRICE; EXERCISE OF WARRANTS

          Section 3.1.  Exercise Price.  Each Warrant Certificate shall, when
          -----------   --------------
countersigned by the Warrant Agent, entitle the Holder thereof, subject to and upon compliance with the provisions of this Agreement, to purchase initially one share of Common Stock at an exercise price of . per Warrant Share (the "Exercise Price"), subject to adjustment as provided in Sections 4.1 and 4.2 hereof.

           Section 3.2.  Exercise; Restrictions on Exercise.  Subject to the
          ------------   ----------------------------------
terms and conditions set forth herein, the Warrants shall be exercisable at any time or from time to time after the date hereof (the "Exercisability Date"); provided, however, that Warrants may not be exercised (i) prior to the date on which the Warrant Agent has received written notice from the Company that a Warrant Shares Registration Statement has been declared effective with respect to the Warrant Shares, (ii) at any time after the Warrant Agent has received written notice from the Company or the Commission that a stop order issued by the Commission suspending the effectiveness of such Warrant Shares Registration Statement is in effect or (iii) during any Suspension Period permitted under
Section 6.2(b)(ii), provided that the Warrant Agent has received notice from the Company of such Suspension Period. Any Warrants not exercised by 5:00 p.m., New York City time, on the Expiration Date shall expire and all rights of the Holders of such Warrants shall terminate. The Company shall give notice not less than 90, and not more than 120, calendar days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date.

          Additionally, pursuant to Section 4.1(h)(ii) hereof, the Warrants will expire and all rights of the Holders of such Warrants shall terminate in the event the Company merges or consolidates with or sells all or substantially all of its property and assets to a Person (other than an Affiliate of the Company) if the consideration payable to holders of shares of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale consists solely of cash. The Company shall give the Warrant Agent written notice of either of the events described in this paragraph immediately upon the occurrence thereof.

           Section 3.3.  Method of Exercise; Payment of Exercise Price.  (a)
          ------------   ---------------------------------------------
(i) Each Warrant may only be exercised in whole. In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof shall surrender for exercise the Warrant Certificate to the Warrant Agent at its corporate trust office set forth in Section 10.5 hereof, with the subscription form set forth in the Warrant Certificate (or a copy thereof furnished by the Warrant Agent) duly executed, together with payment in full of the Exercise Price then in effect for each Warrant Share or other securities or property issuable upon exercise of the exercised Warrants; such payment shall be made, at the option of the Holder, (x) in cash or by certified or official bank or bank cashier's check payable to the order of the Company, (y) by surrendering additional Warrants to the Warrant Agent having an aggregate Spread equal to the aggregate Exercise Price of the Warrants being exercised or (z) a combination of
(x) and (y). All provisions of this Warrant Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to (ii) above for less than the full number of Warrants represented thereby. No payment or adjustment shall be made on account of any dividends on the Common Stock issued upon exercise of a Warrant.

          (ii) Upon receipt of the Warrant Certificate, the duly executed Subscription Form and such payment, the Warrant Agent shall promptly notify the Company in writing of such surrender.

          (iii) All payments received upon exercise of Warrants shall be delivered to the Company by the Warrant Agent as reasonably instructed in writing by the Company. If fewer than all of the Warrants represented by a Global Warrant are exercised, the Global Warrant shall not be surrendered to the Warrant Agent in accordance with Section 3.3(a)(i) and the Warrant Agent shall decrease or reflect on its records, as custodian for DTC, or its nominee, a decrease in the aggregate number of Warrants represented by such Global Warrant equal to the number of Warrants exercised.

          (b) Upon exercise of any Warrants, following surrender of a Warrant Certificate in conformity with the foregoing provisions, the Warrant Agent shall instruct the Company to transfer promptly to or upon the written order of the Holder of such Warrant Certificate appropriate evidence of ownership of any Warrant Shares or the other securities or property (including money), if any, to which such exercising Holder is then entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder, and to deliver such evidence of ownership and the other securities or property (including money), if any, to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section
4.6 hereof; provided that the Holder of such Warrant shall be responsible for the payment of any transfer taxes required as the result of any change in ownership of such Warrants or the issuance of Warrant Shares other than to the registered owner of such Warrants and the Company may deduct such taxes from any payment of money to be made and shall not be required to issue or deliver such Warrant Shares (if such taxes are not deducted in full) unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company and the Warrant Agent that such tax has been paid.

          (c) Upon exercise of a Warrant or Warrants, and after receipt of evidence of payment of any taxes as desribed in Section 3.3(b), the Warrant Agent is hereby authorized and directed to instruct any transfer agent of the Warrant Shares (and all such transfer agents are hereby irrevocably authorized to comply with all such instructions) in accordance with paragraph (b) of this
Section 3.3, to issue, transfer and deliver certificates for the necessary number of Warrant Shares to which the Holder of the Warrant or Warrants may be entitled. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of exercise, as provided in and in accordance with paragraph (a) of this Section 3.3, of such Warrant and, for all purposes of this Agreement, the Person entitled to receive any Warrant Shares or other securities or property deliverable upon such exercise shall, as between such Person and the Company, be deemed to be the Holder of such Warrant Shares or other securities or property of record as of the close of business on such date and shall be entitled to receive, and the Company shall deliver to such Person, the Warrant Shares and the other securities or property (including money), if any. Without limiting the foregoing, if, at the date referred to above, the transfer books for the Warrant Shares or other securities purchasable upon the exercise of the Warrants shall be closed, the certificates for the Warrant Shares or other securities in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares or other securities; provided that the transfer books or records, unless required by law, shall not be closed at any one time for a period longer than 20 calendar days.


                                  ARTICLE IV

                                  ADJUSTMENTS

           Section 4.1.  Adjustments.  The number of Warrant Shares issuable
          ------------   -----------
upon exercise of each Warrant (the "Exercise Rate") shall be subject to adjustment from time to time as follows:

          (a) Stock Dividends; Stock Splits; Reverse Stock Splits;
              ----------------------------------------------------
Reclassifications.  In case the Company shall (i) pay a dividend or make any
-----------------
other distribution with respect to its Common Stock in shares of any class or series of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of its Common Stock (other than a reclassification in connection with a merger, consolidation or other business combination which will be governed by Section 4.1(h)), the Exercise Rate immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, or combination or reclassification shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which such Holder would have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 4.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) Rights; Options; Warrants.  In case the Company shall issue
              -------------------------
rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to Section 4.1(a)) to all holders of its Common Stock, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower (at the record date for such issuance) than the then Current Market Value per share of Common Stock, the Exercise Rate thereafter shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Value per share of Common Stock. Such adjustment shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible or exchangeable securities.

          (c) Issuance of Common Stock at Lower Values.  In case the Company
              ----------------------------------------
shall, in a transaction in which Sections 4.1(a) and 4.1(b) are inapplicable, issue or sell shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock to affiliates, at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total amount receivable by the Company in consideration of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the Current Market Value per share of Common Stock in effect immediately prior to such sale or issuance, then the Exercise Rate thereafter shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of such Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Value per share of Common Stock. Such adjustment shall be made successively whenever any such sale or issuance is made. For purposes of this
Section 4.1(c), the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby.

          In case the Company shall issue and sell shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of the first sentence of this Section 4.1(c), the Board of Directors of the Company shall determine, in good faith, the fair value of such property, which determination shall be evidenced by a resolution of the Board of Directors of the Company. In case the Company shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of the first sentence of this Section 4.1(c), the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit, which determination shall be evidenced by a resolution of the Board of Directors of the Company.



          (d) Distributions of Debt, Assets, Subscription Rights or Convertible
              -----------------------------------------------------------------
Securities.  In case the Company shall fix a record date for the making of a
----------
distribution to all holders of its Common Stock of evidences of its indebtedness, assets (excluding cash dividends payable out of earnings and profits arising after the date hereof) or securities (excluding those referred to in subsections 4.1(a), 4.1(b) and 4.1(c) above), then in each case the Exercise Rate thereafter shall be determined by multiplying the number of Warrant Shares purchasable upon the exercise of such Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock immediately prior to the record date for such distribution and the denominator of which shall be the Current Market Value per share of Common Stock immediately prior to the record date for such distribution less the then fair value (as determined in good faith by the Board of Directors of the Company, which determination shall be evidenced by a resolution of the Board of Directors of the Company) of the portion of the assets, evidence of indebtedness, or securities so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (e) Expiration of Rights, Options and Conversion Privileges.  Upon the
              -------------------------------------------------------
expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the Exercise Rate shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and
(ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of each Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

          (f) De Minimis Adjustments.  No adjustment in the Exercise Rate shall
              ----------------------
be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 4.1(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

          (g) Adjustment of Exercise Price.  Whenever the number of Warrant
              ----------------------------
Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price per Warrant Share payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $.0001) so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares so purchasable immediately thereafter. Following any adjustment to the Exercise Price pursuant to this Article IV, the amount payable, when adjusted, shall never be less than the par value per share of Common Stock at the time of such adjustment.

          (h) Consolidation, Merger, Etc.  (i)  If the Company, in a single
              --------------------------
transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "Fundamental Transaction"), as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide (A) that the Holder of a Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such Holder could have received immediately after the Fundamental Transaction if such Holder had exercised the Warrant immediately before the effective date of the transaction (regardless of whether the Warrants are then exercisable and without giving effect to the payment of the Exercise Price through the surrender of additional Warrants), assuming (to the extent applicable) that such Holder (x) was not a constituent persons or an affiliate of a constituent person to such transaction, (y) made no election with respect thereto and (z) was treated alike with the plurality of non-electing Holders, and (B) that the

Surviving Person shall succeed to and be substituted for every right and obligation of the Company in respect of the Warrant Agreement and the Warrants. The Surviving Person shall mail to Holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the Surviving Person, that issuer shall join in the supplemental warrant agreement.

          (ii) Notwithstanding the foregoing, if the Company enters into a Fundamental Transaction with another person (other than a subsidiary of the Company) and consideration is payable to holders of the shares of Common Stock (or other securities or property) issuable or deliverable upon exercise of the Warrants that are exercisable in exchange for their shares in connection with such Fundamental Transaction which consists solely of cash, then the Holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of such shares (or other securities or property issuable or deliverable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price therefor. Upon receipt of such payment, if any, the rights of a Holder of a Warrant shall terminate and cease and such Holder's Warrants shall expire. In case of any such Fundamental Transaction, the Surviving Person shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders of the Warrants. After receipt of such deposit from such Surviving Person or the Company, and after receipt of surrendered Warrant Certificates, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrants.

          (i) Adjustments at Discretion of the Board of Directors; When No
              ------------------------------------------------------------
Adjustment Required.  In addition to the foregoing adjustments, the Board of
-------------------
Directors of the Company may make any other adjustment to increase the Exercise Rate or to decrease the Exercise Price as it may, in good faith, deem desirable to protect the rights and benefits of Holders. Notwithstanding any other provision of this Section 4.1, no adjustment in the Exercise Rate need be made for a transaction referred to in subsections (a), (b), (c), (d) or (e) above (A) pursuant to the exercise of the Warrants, (B) pursuant to any security convertible into, or exchangeable or exercisable for, shares of Common Stock outstanding as of the date of this Warrant Agreement, (C) upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable security as to which the issuance thereof has previously been the subject of any required adjustment pursuant to this Warrant Agreement and (D) upon the conversion, exchange or exercise of options to acquire shares of Common Stock by officers, directors or employees of the Company; provided that such options were issued prior to the date of this Agreement and are exercised pursuant to the terms of such options in existence on the date of this Agreement or the exercise price of such options, at the time of issuance thereof, is at least equal to the then Current Market Value of Common Stock underlying such options. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          (j) Selection of Independent Financial Expert.  If the services of an
              -----------------------------------------
Independent Financial Expert are required to determine the Current Market Value, the Current Market Value shall be deemed to be equal to the value set forth in a Value Report as determined by an Independent Financial Expert, which shall be selected by the Board of Directors not more than ten Business Days following the occurrence of any event referred to in subsections 4.1(b), 4.1(c) or 4.1(d), and retained on customary terms and conditions, using one or more valuation methods that the Independent Financial Expert, in its best professional judgment, determines to be most appropriate, but without giving effect to any discount for lack of liquidity, the fact that the Company may have no class of equity securities registered under the Exchange Act or the fact that the Warrant Shares and other securities or property issuable upon exercise of the Warrants represent a minority interest in the Company. Within two calendar days after such selection of the Independent Financial Expert, the Company shall deliver to the Warrant Agent a notice setting forth the name of such Independent Financial Expert. The Company shall cause the Independent Financial Expert to deliver a Value Report to the Company, and the Company shall deliver to the Warrant Agent, within 45 calendar days of the appointment of the Independent Financial Expert, a certificate attaching the Value Report. The Warrant Agent shall have no duty with respect to the Value Report of any Independent Financial Expert, except to keep it on file and available for inspection by the Holders. The determination as to Current Market Value in accordance with the provisions of this Section 4.1(j) shall be conclusive on all Persons.

           Section 4.2.  Decrease in Exercise Price.  The Board of Directors of
          ------------   --------------------------
the Company, in its sole discretion, shall have the right at any time, or from time to time, to decrease the Exercise Price of the Warrants, such reduction of the Exercise Price to be effective for a period or periods to be determined by it, but in no event for a period of less than 30 calendar days. Any exercise by the Board of Directors of the Company of any rights granted in this Section 4.2 must be preceded by a written notice from the Company to each Holder of the Warrants and to the Warrant Agent setting forth the reduction in the Exercise Price, which notice shall be mailed at least 30 calendar days prior to the effective date of such decrease in the Exercise Price of the Warrants. Any reduction of the Exercise Price pursuant to provisions of this Section 4.2 shall not alter or adjust the number of Warrant Shares or shares of other securities issuable upon the exercise of the Warrants.

           Section 4.3.  Notice of Adjustment.  Whenever the number of Warrant
          ------------   --------------------
Shares or other stock or property purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Warrant Agent of such adjustment in writing and shall cause the Warrant Agent promptly to mail, by first-class mail, postage prepaid, at the expense of the Company, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company or its independent auditors) setting forth the number of Warrant Shares or other stock or property purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to conclusively rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Warrant Shares or other securities or property purchasable on exercise of the Warrants, or with respect to the validity, nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment, or the validity or value (or the kind or amount) of any Warrant Shares or other securities or property which may be purchasable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Shares or stock certificates or other common stock or properties upon the exercise of any Warrant.

           Section 4.4.  Statement on Warrants.  Irrespective of any adjustment
          ------------   ---------------------
in the Exercise Price or the Exercise Rate, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

           Section 4.5.  Notice of Consolidation, Merger, Etc.  In case at any
          ------------   ------------------------------------
time after the Issue Date and prior to 5:00 p.m., New York City time, on the Expiration Date, there shall be any (i) Fundamental Transaction (except a merger or other reorganization in which the Company shall be the Surviving Person and holders of Common Stock (or other securities or property purchasable upon exercise of the Warrants) receive no consideration in respect of their shares) or (ii) any other transaction contemplated by Section 4.1(h)(ii) above, then in any one or more of such cases, the Company shall cause to be mailed to the Warrant Agent and each Holder of a Warrant, at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action), notice of the date on which such transaction shall take place. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the Common Stock and other securities, money and other property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of record of the Common Stock or other securities or property issuable upon exercise of the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such reorganization, sale, consolidation or merger, as the case may be.

           Section 4.6.  Fractional Interests.  The Company shall not be
          ------------   --------------------
required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of Warrant Shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 4.6, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then Current Market Value per share of Common Stock multiplied by such fraction computed to the nearest whole cent. Notwithstanding anything contained in this Section 4.6, if the Company is required to comply with laws or regulations in connection with payment of cash in lieu of fractional shares, such laws or regulations shall govern the making of such payment. The Company shall immediately notify the Warrant Agent in writing if any such laws or regulations shall require the Company to supplement or amend this Agreement or to modify or amend the procedures or manner of such payment or any other provisions set forth herein and the Warrant Agent shall not be responsible or liable for making any such determination, complying with any such laws or regulations or for the failure of the Company to so notify the Warrant Agent.

                                   ARTICLE V

                WARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER

           Section 5.1.  Transfer and Exchange.  The Warrant Certificates shall
          ------------   ---------------------
be issued in global form only. The Company shall cause to be kept at the office of the Warrant Agent a register (the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefit under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

          A Holder may transfer its Warrants only by complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the Warrant Register.
Prior to the registration of any transfer of Warrants by a Holder as provided herein, the Company, the Warrant Agent, any agent of the Company or the Warrant Agent may treat the Person in whose name the Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. Furthermore, any Holder of a Global Warrant, shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the Holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in a book entry. When Warrants are presented to the Warrant Agent with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange in accordance with the provisions hereof.

          Section 5.2.  Registration, Registration of Transfer and Exchange.
          -----------   ---------------------------------------------------
Each Warrant shall initially be issued as part of a Unit consisting of $1,000 principal amount at maturity of Notes and . Warrants.

          To permit registrations of transfers and exchanges, the Company shall make available to the Warrant Agent a sufficient number of executed Warrant Certificates to effect such registrations of transfers and exchanges. No service charge shall be made to the Holder for any registration of transfer or exchange of Warrants, but the Company may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.4 and exchanges in respect of portions of Warrants not exercised and the Company may deduct such taxes from any payment of money to be made and such transfer or exchange shall not be consummated (if such taxes are not deducted in full) unless or until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company and the Warrant Agent that such tax has been paid.

          Section 5.3.  Book-Entry Provisions.  Members of, or participants in,
                        ---------------------
DBC or DTC as the case may be ("Agent Members") shall have no rights under this Agreement with respect to the Global Warrants, held on their behalf by DBC, DTC or the Warrant Agent as their custodian, as the case may be, and DBC and DTC may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owners of such Global Warrants for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DBC or DTC or impair, as between DBC or DTC and their Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Warrants.

          (b) Transfers of the Global Warrant shall be limited to transfers to DBC or DTC, their successors or their respective nominees. Interests of beneficial owners in the Global Warrants may be transferred in accordance with the rules and procedures of DBC and DTC. If DBC or DTC, as the case may be, at any time are unwilling, unable or ineligible to act as depositary or cease to be a clearing agency under the relevant laws of Germany, in the case of DBC, or the Exchange Act, in the case of DTC, and in such a case successor depositary is appointed by the Company within 60 days, definitive Warrant certificates will be transferred to owners of beneficial interests in the Global Warrants held by DBC or DTC, as the case may be.

          (c) Any beneficial interest in one of the Global Warrants that is transferred to a Person who takes delivery in the form of an interest in the other Global Warrant will, upon transfer, cease to be an interest in such Global Warrant and become an interest in the other Global Warrant and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Warrant for as long as it remains such an interest.

          (d) In connection with the transfer of an entire Global Warrant to beneficial owners pursuant to paragraph (b) of this Section, such Global Warrant shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by DBC or DTC, as the case may be, in exchange for its beneficial interest in such Global Warrant, the number of Warrants theretofore represented by such Person's beneficial interest in such Global Warrant.

          (e) The registered holder of the Global Warrants may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

          Section 5.4    Records.  The Warrant Agent shall retain copies of all
          -----------    -------
letters, notices and other written communications received pursuant to Section
5.3 hereof. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.

           Section 5.5.  Surrender of Warrant Certificates.  Any Warrant
          ------------   ---------------------------------
Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article V in case of an exchange or in Article III hereof in case of the exercise of less than all the Warrants represented thereby or in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct in writing.


                                  ARTICLE VI

                            COVENANTS OF THE COMPANY

           Section 6.1.  Reservation and Authorization.  During the period
          ------------   -----------------------------
within which the Warrants may be exercised in accordance with this Agreement, the Company will have authorized and reserved and will keep available for issue upon exercise of Warrants as herein provided, such number of its authorized but unissued shares of Common Stock or other securities of the Company deliverable upon exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants and will cause appropriate evidence of ownership of such shares of Common Stock or other securities of the Company to be delivered to any Holder or to such Holder's order in accordance with this Agreement upon the Warrant Agent's instruction for delivery upon the exercise of Warrants. The Company shall use its best efforts to file and cause to be declared effective a Warrant Shares Registration Statement with respect to the Warrant Shares and to ensure that all such shares of Common Stock representing such shares will, at all times, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which such Common Stock is then listed. The Company covenants that all shares of Common Stock or other securities of the Company that may be issued upon the exercise of the Warrants will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from preemptive rights and all taxes, liens, charges and security interests with respect to the issue thereof.

           Section 6.2.  Filing and Effectiveness of Warrant Shares Registration
          ------------   -------------------------------------------------------
Statement.  (a)  The Company shall use its best efforts to file pursuant to Rule
---------
415 under the Securities Act and cause to be declared effective on or prior to the Exercisability Date, a shelf registration statement on the appropriate form (such shelf registration statement, including the Prospectus, any amendments and supplements to such shelf registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement being the "Warrant Shares Registration Statement") covering the issuance of the Underlying Securities upon exercise of the Warrants.

          (b) (i) The Company shall use its best efforts to keep such Warrant Shares Registration Statement continuously effective until the earlier of such time as all Warrants have been exercised and the Expiration Date.

          (ii) Notwithstanding the foregoing, the Company may suspend the use of the Warrant Shares Registration Statement for a period not to exceed an aggregate of 60 days in any twelve month period (any such period a "Suspension Period") (i) an event or circumstance occurs and is continuing as a result of which the Warrant Shares Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Company determines, in its good faith judgment, that (A) the disclosure of such an event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction that has not yet been publicly disclosed, and disclosure at that time would jeopardize the success of such transaction.

          (iii) The Company will promptly notify the Warrant Agent in writing (A) on the date that the Warrant Shares Registration Statement is declared effective, (B) on any date that the Commission issues a stop order suspending the effectiveness of such Warrant Shares Registration Statement, (C) on any date that any such stop order ceases to be effective and (D) of the commencement and termination of any Suspension Period. The Company will furnish the Warrant Agent with current Prospectuses meeting the requirements of the Securities Act and the rules and regulations of the Commission thereunder in sufficient quantity to permit the Warrant Agent to deliver a Prospectus to each Holder of a Warrant upon the exercise thereof.

          (c) If reasonably requested by a selling holder or the managing underwriter or agent, as the case may be, in connection with the offering of Registrable Securities pursuant to the Warrant Shares Registration Statement, the Company will prepare a prospectus supplement that complies with the Securities Act and the rules and regulations of the SEC thereunder and that sets forth the aggregate amount of the Registrable Securities being sold, the name or names of any underwriters or agents participating in the offering, the price at which the Registrable Securities are to be sold, any discounts, commissions or other items constituting compensation, and such other information as the selling holders or the managing underwriter or agent, as the case may be, and the Company deem appropriate in connection with the offering of the Registrable Securities.

           Section 6.3.  Piggy-Back Registration Rights. If the Company proposes
          ------------   ------------------------------
to file a Registration Statement with the SEC respecting an offering, whether primary or secondary, of any equity securities of the Company, the Company shall give written notice to all the Holders of Warrants or Registrable Common Stock at least 30 days prior to the initial filing of the Registration Statement relating to such offering. Each such Holder shall have the right, within 20 days after delivery of such notice, to request in writing that the Company include all or a portion of such Holder's Registrable Common Stock in such Registration Statement ("Piggyback Registration Rights"). The Company shall include in the public offering all of the Registrable Common Stock that a Holder has requested be included, unless the underwriter for the public offering or the underwriter managing the public offering (in either case, the "managing underwriter") delivers a notice (a "Cutback Notice") pursuant to Clause (b)(i) or (b) (ii) below. The managing underwriter may deliver one or more Cutback Notices at any time prior to the execution of the underwriting agreement for the public offering.

          (i) If the proposed public offering includes securities to be offered for the account of the Company ("Company Shares"), the provisions of this Clause
(b)(i) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the number of shares of Common Stock that selling stockholders propose to sell therein, whether or not such selling stockholders have the right to include shares therein (the "Other Shares"), plus the number of shares of Registrable Common Stock that the Holders have requested to be sold therein, plus the Company Shares, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Company Shares. Such maximum number of shares that may be so sold, excluding the Company Shares, are referred to as the "Includible Shares".

          If the managing underwriter delivers such Cutback Notice, the Company shall be entitled to include all of the Company Shares in the public offering and the requesting Holders shall be entitled to include in the public offering up to their pro rata portion of the Includible Shares. The number of shares of Registrable Common Stock entitled to be included in such registration statement shall be allocated among requesting

Holders in proportion to the respective numbers of shares of Registrable Common Stock that each Holder owns or has the right to acquire.

          (ii) If the proposed Initial public offering is entirely a secondary offering, the provisions of this Clause (b)(ii) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of shares of Registrable Common Stock and Other Shares proposed to be sold therein exceeds the maximum number of shares (the "Includible Secondary Shares") specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Common Stock being distributed. If the managing underwriter delivers such Cutback Notice, the requesting Holders shall be entitled to include in the public offering up to their pro rata portion of the Includible Secondary Shares. The number of shares of Registrable Common Stock included in such Registration Statement shall be allocated pro rata among Holders as described in Clause (b) (i).

          (c) The underwriting agreement for any proposed public offering shall provide that each requesting Holder shall have the right to sell either its Warrants or its Registrable Common Stock to the underwriters and that the underwriters shall purchase the Warrants or Registrable Common Stock after exercise of the Warrants at the price paid by the underwriters for the Common Stock (or if the underwriters purchase a security convertible into or exchangeable for, or rights to purchase, Common Stock, then at the value per share of Common Stock as determined by the managing underwriter at the time of the offering) sold by the Company or selling stockholders (taking into account, in the case of Warrants, the number of shares of Common Stock issuable upon exercise of each Warrant) less, in the case of a purchase of Warrants, the Exercise Price then in effect.

          (d) If the managing underwriter requests that the participants in the public offering grant the underwriters an over-allotment or "green shoe" option for the purpose of covering over-allotments that may be made by the underwriters in connection with such offering, then a portion of the shares proposed to be sold by each Holder, which portion shall not exceed 15% and shall equal the portion of the shares proposed to be sold by other sellers in the offering that is applied to the same purpose, shall be made subject to such over-allotment option, unless otherwise agreed in the underwriting agreement relating thereto.

          (e) The provisions of this Section 6.3 shall not become applicable in connection with a transaction in which a registration statement is filed by the Company on Form S-4 or S-8 or any successor forms.

                                  ARTICLE VII

                            REGISTRATION PROCEDURES

          7.1.  Covenants of the Company Applicable to All Registration
                -------------------------------------------------------
Statements. This Section 7.1 applies to all Registration Statements filed by the
----------
Company and referred to in Article VI hereof. The securities covered by each such Registration Statement are referred to as the "Registered Securities".
Each underwriter, agent, selling broker, dealer manager or similar securities industry professional participating in any offering of the Registered Securities is referred to as an "underwriter" or "agent" and any agreement entered into with an underwriter or agent is referred to as an "underwriting or agency agreement". In connection with each such registration, the Company covenants with each Holder participating in such offering (each, a "selling holder") and each underwriter or agent participating therein as follows:

          (a) The Company will notify the selling holders and the managing underwriter or agent, immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC to amend the Registration Statement or amend or supplement the Prospectus or for additional information,
(iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, (v) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities the representations and warranties of the Company contemplated by Section 7.1(j) cease to be true and correct and (vi) of the existence of any fact that results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

          (b) The Company will use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (c) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment of or supplement to the Prospectus (including amendments of the documents incorporated by reference into the Prospectus), of which the selling holders or the managing underwriter or agent shall not have previously been advised and furnished a copy, or to which the selling holders, the managing underwriter or agent or counsel for the selling holders or counsel for the underwriters or agents shall reasonably object.

          (d) The Company will furnish to each selling holder and to the managing underwriter or agent, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the

Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, and signed copies of all consents and certificates of experts, as such selling holder or the managing underwriter or agent may reasonably request, and will furnish to the managing underwriter, for each other underwriter participating in an underwritten offering, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

          (e) The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, as many copies of each preliminary prospectus as such selling holder or such underwriter or agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as supplemented or amended) as such selling holder or such underwriter or agent may reasonably request.

          (f) The Company will comply to the best of its ability with the Securities Act and the rules and regulations of the SEC thereunder, and the Exchange Act and the rules and regulations of the SEC thereunder so as to permit the completion of the distribution of the Registered Securities in accordance with the intended method or methods of distribution contemplated in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the selling holders, counsel for the underwriters or agents or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion any of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations of the SEC thereunder, the Company will promptly prepare and file with the SEC, subject to Section 7.1(c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

          (g) The Company will use its best efforts, in cooperation with the selling holders or the underwriters or agents, as the case may be, to qualify the Registered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the selling holders or the managing underwriter or agents, as the case may be, may designate; provided,
                                                                   --------
however, that the Company shall not be obligated to file any general consent to
-------
service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The

Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Registered Securities have been qualified as above provided.

          (h) The Company will use its best efforts to effect the listing of the Registered Securities covered by a Registration Statement on each securities exchange on which similar securities issued by the Company are then listed if requested by the holders of at least a majority of the Registered Securities, or if requested by the managing underwriter.

          (i) If any of the Registered Securities are debt securities, the Company will use its best efforts to cause such Registered Securities to be rated with Moody's Investors Services, Inc. and Standard & Poor's Corporation or other appropriate rating agencies, if so requested by the holders of at least a majority of such Registered Securities, or if requested by the managing underwriter.

          (j) The Company shall make such representations and warranties to the selling holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten public offerings.

          (k) On the effective day of the Registration Statement or, in the case of an underwritten offering, on the date of delivery of the Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, opinions of counsel for the Company, which counsel, and opinions (in form, scope and substance), shall be reasonably satisfactory to counsel for the underwriters or agents, if any, and counsel for the selling holders, covering the matters customarily covered in opinions given to underwriters in primary underwritten public offerings.

          (l) Immediately prior to the effectiveness of the Registration Statement or, in the case of an underwritten offering, at the time of delivery of any Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, letters from the Company's independent public accountants stating that such accountants are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations of the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent public accountants delivered in connection with primary underwritten public offerings.

          (m) If the managing underwriter or agent so requests, the underwriting or agency agreement shall set forth in full the provisions hereof relating to covenants, registration expenses, lock-up agreements, indemnification and contribution contained in this Article VII, with such changes therein as may be agreed to by the managing underwriter or agent, the Company and the selling holders.

          (n) The Company shall deliver such documents and certificates as may be requested by any selling holder or the underwriters or agents, if any, to evidence compliance with Section 7.1(j) and with any customary conditions contained in the underwriting or agency agreement, if any.

          (o) The Company will make available for inspection by representatives of the selling holders and the underwriters or agents participating in such offering and any attorney or accountant retained by such selling holders or underwriters or agents, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter or agent, attorney or accountant in connection with the preparation of the Registration Statement; provided, however, that any
                                                    --------  -------
records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by each such person unless such records, information or documents become part of the public domain through no fault of such person or unless disclosure thereof is required by court or administrative order.

          (p) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (or 90 days if such period is a fiscal year), an earnings statement of the Company (in form complying with the provisions of Rule 158 under the rules and regulations of the SEC under the Securities Act), covering a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

          (q) The Company will enter into such customary agreements, including a customary underwriting or agency agreement with the underwriters or agents, if any, and take all such other actions in connection with the offering in order to expedite or facilitate the disposition of the Registered Securities.

          7.2.  Covenants of the Selling Holders.  (a)  Each selling holder
                --------------------------------
shall use its best efforts to furnish to the Company such information regarding the distribution of such Registered Securities as the Company may from time to time reasonably request in writing.

          (b) Each selling holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.1(a)(vi), such selling holder will forthwith discontinue the disposition of its Registered Securities pursuant to the Registration Statement until such selling holder's receipt of the copies of a supplemented or amended Prospectus contemplated by Section 7.1(f), or until it is advised in writing by the Company that the use of such Prospectus may be resumed. If the Company shall give any such notice, the Company shall extend the period of time during which the Company is required to keep the Registration Statement effective and usable by the number of days during the period from the date of receipt of such notice to the date when each selling holder of Registered Securities covered by such Registration Statement either receives the copies of a supplemented or amended Prospectus contemplated by

Section 7.1(f) or is advised in writing by the Company that the use of such Prospectus may be resumed.

          (c) Each selling holder agrees to make customary representations and warranties to the Company and the underwriters or agents, if any, in form, substance and scope as are customarily made by selling holders in underwritten public offerings, but no selling holders, as such, shall be required to make any representation or warranty as to the accuracy or completeness of the Registration Statement (except as to written information furnished to the Company by such selling holder expressly for use therein).

          7.3.  Registration Expenses.  (a)  The Company will pay and bear all
                ---------------------
costs and expenses incident to the performance of its obligations under this Agreement with respect to each registration pursuant to Article VI, including:

          (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the selling holders or the underwriters or agents, as the case may be;

          (ii) the preparation, printing and distribution of any underwriting or agency agreement, certificates representing the Registered Securities, any Blue Sky Survey and other documents relating to the performance of and compliance with this Agreement;

          (iii) the fees and disbursements of the Company's counsel and accountants and the reasonable fees and disbursements of one counsel retained by the selling holders pursuant to Section 7.4(b);

          (iv) the fees and disbursements of the underwriters or agents customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any;

          (v) the qualification of the Registered Securities Stock under applicable securities laws in accordance with Section 7.1(g) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the selling holders and the underwriters or agents, as the case may be, in connection therewith, in connection with any Blue Sky Survey and in connection with any reserve share program;

          (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Registered Securities on any securities exchange pursuant to
Section 7.1(h); and

          (vii) the fees charged by any rating agency in connection with the rating, if any, of the Registered Securities pursuant to Section 7.1(i).

          (b) In connection with the filing of each Registration Statement, the Company will reimburse the selling holders for the reasonable fees and disbursements of one firm of legal counsel, which shall be chosen by the holders of at least a majority of the Registered Securities to be included in such offering and shall be reasonably satisfactory to the Company.

          (c) Each selling holder will pay and bear all costs and expenses incident to the delivery of the Registered Securities to be sold by it, including any stock transfer taxes payable upon the sale of such Registered Securities to the purchaser thereof and any underwriting discounts or commissions payable to underwriters or agents in connection therewith.

          7.4.  Indemnification.  (a)  In connection with each registration
                ---------------
pursuant to Article VI, the Company agrees to indemnify and hold harmless each selling holder, each underwriter or agent participating in such offering, and each person, if any, who controls any selling holder or any such underwriter or agent within the meaning of Section 15 of the Securities Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Company), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability,
--------  -------
claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any selling holder or any underwriter or agent expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (b) Each selling holder agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, each underwriter or agent participating in such offering and the other selling holders, and each person, if any, who controls the Company, any such underwriter or agent and any other selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 7.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) The obligations of the Company under Section 7.5(a) and of the selling holders under Section 7.5(b) to indemnify any underwriter or agent who participates in an offering (or any person, if any, controlling such underwriter or agent within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting or agency agreement with such underwriter or agent containing an agreement by such underwriter or agent to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, and each selling holder, and each person, if any, who controls the Company or any such selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7.5(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such underwriter or agent expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for the Company, its officer, directors and controlling persons as a group, for the selling holders and their controlling persons as a group, and for the underwriters or agents and their controlling persons as a group, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          7.5.  Contribution.  (a)  In order to provide for just and equitable
                ------------
contribution in circumstances under which the indemnity provided for in this
Article VII is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the selling holders and the underwriters or agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the selling holders and one or more of the underwriters or agents, as incurred, in such proportions that (i) the underwriters or agents are responsible for that portion represented by the percentage that the underwriting discounts and commissions for the offering appearing on the cover page of the Prospectus (or, if not set forth on the cover page, that are applicable to the offering) bear to the initial public offering price appearing on the cover page (or, if not set forth on the cover page, that are applicable to the offering), (ii) each selling holder is responsible for the net proceeds realized by such selling holder and (iii) the Company is responsible for the balance.

          (b) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7.5, each person, if any, who controls an underwriter or agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter or agent, and each director of the Company, each officer of the Company who signed a Registration Statement, and each person, if any, who controls the Company or a selling holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling holder, as the case may be.

          7.6.  Representations, Warranties and Indemnities to Survive.  The
                ------------------------------------------------------
indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company referred to in Section 7.1(j) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement, (ii) any investigation made by or on behalf of the selling holders, the Company or any underwriter or agent or controlling person or (iii) the consummation of the sale or successive resales of the Registered Securities.

          7.7.  Participation in Underwritten Offerings.  No Holder may
                ---------------------------------------
participate in any underwritten offering hereunder unless:

          (a) Such Holder executes a power of attorney appointing one or more attorneys designated by the selling holders proposing to sell a majority of the shares of Registrable Common Stock proposed to be sold by all selling holders. Each such attorney shall be authorized, on customary terms, to execute the underwriting agreement on behalf of each selling holder and to otherwise act for the selling holders in connection with the offering.

          (b) Such Holder, through one of its powers of attorney, enters into an underwriting agreement with the Company, the other selling holders, any selling stockholders and the underwriters, which underwriting agreement shall comply with the provisions of this Article III.

     (c) Such Holder executes all questionnaires and other documents required by such power of attorney or the underwriting agreement to be executed by such Holder.


                                 ARTICLE VIII

                                    REMEDIES

           Section 8.1.  Liquidated Damages.  (a)  The Company and the
          ------------   ------------------
Underwriters agree that the Holders of the Warrants will suffer damages if a Warrant Registration Default occurs and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if a Warrant Registration Default occurs, then the Company agrees to pay, or cause to be paid, to the Holder of each Warrant, as liquidated damages and not as a penalty ("Warrant Registration Damages"), cash in the amount of $0.03 per warrant per week, or portion thereof, for the first 90-day period during which the Warrant Registration Default continues beginning on the Exercisability Date in the case of clause (i) of the definition of Warrant Registration Default, and on the date of the order suspending effectiveness of the Warrant Shares Registration Statement in the case of clause (ii) of the definition of Warrant Registration Default. Such amount shall increase by $0.02 per warrant per week, or portion thereof, at the beginning of each subsequent 90-day period during which a Warrant Registration Default continues up to a maximum aggregate additional amount of $0.07 per warrant per week. Upon the cure of all Warrant Registration Defaults, such liquidated damages will cease to accrue.

          (b) The Company shall notify the Warrant Agent in writing within three Business Days after each and every date on which an event occurs in respect of which liquidated damages are required to be paid (an "Event Date"). The Company shall pay the liquidated damages due on the Warrants by depositing with the Warrant Agent, in trust, for the benefit of the Holders thereof, on or before the applicable Semiannual Accrual Date or Interest Payment Date specified below, immediately available funds in sums sufficient to pay the Warrant Registration Damages then due. All Warrant Registration Damages accrued, but not paid, on or prior to any Semiannual Accrual Date or Interest Payment Date, as the case may be, will be paid on such Semiannual Accrual Date or Interest Payment Date to the Holders of record of Warrants on the close of business on the immediately preceding June 15 or December 15, as the case may be. Each obligation to pay Warrant Registration Damages shall be deemed to accrue on the applicable Event Date. The parties hereto agree (for themselves and for the benefit of Holders from time to time of

Warrants) that the Warrant Registration Damages provided for in this Section 8.1 constitute a reasonable estimate of the damages that may be incurred by Holders of Warrants by reason of the occurrence of the failure of the Company to fulfill its obligations to register the Warrant Shares.

          Section 8.2.  Remedies; No Waiver.  Notwithstanding any other
          -----------   -------------------
provision of this Agreement, if a default occurs and is continuing, the Holders of the Warrants may pursue any available remedy to enforce the performance of any provision of this Agreement. A delay or omission by any Holder of a Warrant in exercising, or a failure to exercise, any right or remedy arising out of a default shall not impair the right or remedy or constitute a waiver of or acquiescence in the default. All remedies are cumulative to the extent permitted by law.


                                  ARTICLE IX


                               THE WARRANT AGENT

           Section 9.1.  Duties and Liabilities.  The Company hereby appoints
          ------------   ----------------------
the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not have any obligation towards or relationship of agency or trust for the Holders, except as provided in Section 8.1(b) and Section 11.1 hereof. The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise of any Warrant, or as to the accuracy of the computation of the Exercise Price or the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, or as to the independence of any Independent Financial Expert or the correctness of the representations of the Company made in the certificates that the Warrant Agent receives or the validity, sufficiency or adequacy of any offering materials. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to either the Exercise Price or the kind and amount of shares or other securities or any property receivable by Holders upon the exercise of Warrants required from time to time and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or

(c) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, President, any Vice President or the Secretary or Treasurer of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer; however, in its discretion, the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable. The Warrant Agent shall not be liable for any action taken, or failure to take any action, with respect to any matter in the event it requests instructions from the Company as to that matter and does not receive such instructions within a reasonable period of time after the request therefor.

          The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

          The Warrant Agent may rely and shall be fully protected in acting or refraining from acting upon any certificate, notice, instruction, Warrant, document or other writing believed by it to be genuine and to have been signed or presented by the proper Person. The Warrant Agent need not investigate any fact or matter stated in any such certificate, notice, instruction, Warrant, document or other writing. The Warrant Agent shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as are consistent with this Agreement and as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

          The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

          With respect to the identity of beneficial owners of interests in the Global Warrant and the number of Warrants beneficially owned by any beneficial owner, the Warrant Agent shall be entitled to conclusively rely on the records of DTC and shall be fully protected in so relying.

           Section 9.2.  Right to Consult Counsel.  The Warrant Agent may at any
          ------------   ------------------------
time consult with legal counsel acceptable to it (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

           Section 9.3.  Compensation; Indemnification.  The Company agrees to
          ------------   -----------------------------
pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree in writing from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable fees and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any claim, loss, liability or expense arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any such claim or liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from the Warrant Agent's own gross negligence or willful misconduct. The obligations of the Company under this Section 8.3 shall survive the exercise and the expiration of the Warrants and the resignation or removal of the Warrant Agent. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           Section 9.4.  No Restrictions on Actions.  The Warrant Agent and any
          ------------   --------------------------
stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

           Section 9.5.  Discharge or Removal; Replacement Warrant Agent.
          ------------   -----------------------------------------------
Except as otherwise provided in this Section 9.5, no resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent provided herein. The Warrant Agent may resign from its position as such and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving one month's prior written notice to the Company. The Company may remove the Warrant Agent upon one month's prior written notice specifying the date when such discharge shall take effect, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent or the Company shall cause to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; however, the original Warrant Agent, upon payment of its fees and expenses, shall in all events deliver and transfer to the successor Warrant Agent all property, if any, at the time held hereunder by the original Warrant Agent and if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file a notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed to each Holder of a Warrant. Failure to give any notice provided for in this Section 9.5, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

           Section 9.6.  Successor Warrant Agent.  Any corporation into which
          ------------   -----------------------
the Warrant Agent or any successor warrant agent may be merged or converted, or any corporation resulting from any consolidation to which the Warrant Agent or any successor warrant agent shall be a party, and any corporation which acquires substantially all of the corporate trust business of the Warrant Agent, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 9.5 hereof. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant.

                                   ARTICLE X

                                WARRANT HOLDERS

           Section 10.1.  Warrant Holder Not Deemed a Stockholder.  The Company
          -------------   ---------------------------------------
and the Warrant Agent may deem and treat the registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent nor any agent of the Company or the Warrant Agent shall be affected by any notice to the contrary. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of any meeting of stockholders and, except as otherwise provided in this Agreement, shall not be entitled to receive any notice of any proceedings of the Company.

           Section 10.2.  Right of Action.  All rights of action with respect to
          -------------   ---------------
this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in the Warrant Certificate representing his Warrants and in this Agreement.


                                  ARTICLE XI

                                 MISCELLANEOUS

           Section 11.1.  Money Deposited with the Warrant Agent.  The Warrant
          -------------   --------------------------------------
Agent shall not be required to pay interest on any moneys deposited pursuant to the provisions of this Agreement except such as it shall agree in writing with the Company to pay thereon. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to the Holders by mailing by first-class mail a check in such amount as is required by this Agreement to each such Holder at the address shown on the Warrant register of the Company, or as it may be otherwise directed in writing by such Holder, in accordance with the terms and conditions hereof. Any money, securities or other property deposited with the Warrant Agent for payment or distribution to the Holders that remains unclaimed for two years after the date the money, securities or other property was deposited with the Warrant Agent shall be delivered to the Company upon its written request therefor.

           Section 11.2.  Payment of Taxes.  All Warrant Shares or other
          -------------   ----------------
securities issuable upon the exercise of Warrants shall be validly issued, fully paid and nonassessable, and the Company shall pay any stamp, registration, and other similar taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery thereof or of other securities deliverable upon exercise of Warrants (other than income taxes imposed on the Holders). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any Warrant Share certificate or other securities or property issuable upon the exercise of the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any Warrant Shares certificate or stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

           Section 11.3.  No Merger, Consolidation or Sale of Assets of the
          -------------   -------------------------------------------------
Company. Except as otherwise provided herein, the Company will not merge into or
-------
consolidate with any other Person, or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor of the Company, unless the Person resulting from such merger or consolidation, or such successor of the Company, shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

            Section 11.4.  Reports to Holders.  The Company shall:
           -------------   ------------------

          (a) file the reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed by it under the Securities Act and the Exchange Act, and the rules, regulations and policies adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then the Company will, upon the request of any Holder or beneficial owner of Warrants, make available such information as necessary to permit sales purusant to Rule 144A under the Securities Act; and

          (b) file with the Warrant Agent and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Agreement as may be required from time to time by such rules and regulations.

           Section 11.5.  Notices.  All notices and other communications
          -------------   -------
provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any air courier (i) if to a Holder of the Warrants, at the address of such Holder maintained by the Warrant Agent, (ii) if to the Company, to Euronet Services Inc., Horvat u. 14-24, 1027 Budapest, Hungary, Attention: Jeffrey Newman and (iii) if to the Warrant Agent, to ..

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time received, if mailed or sent by air courier; when answered back, if telexed; and when receipt is acknowledged, by recipient's telecopy operator, if telecopied.

           Section 11.6.  Severability.  If any one or more of the provisions
          -------------   ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

           Section 11.7.  Binding Effect.  This Agreement shall be binding upon
          -------------   --------------
and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

           Section 11.8.  Third Party Beneficiaries.  The Holders shall be third
          -------------   -------------------------
party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Warrant Agent, on the other hand, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

           Section 11.9.  Amendments.  The Company may, without the consent of
          -------------   ----------
the Holders of the Warrants, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that it shall have been advised by counsel (a) are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (b) add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided that, in each case, such changes or corrections shall not adversely affect the interests of the Holders in any material respect. Amendments or supplements which do not meet the requirements of the preceding sentence shall require the written consent of the Holders of a majority of the then outstanding warrants; provided, however, that the consent of each Holder is required for any amendment or supplement pursuant to which the Exercise Price would be increased or the Exercise Rate would be decreased (other than pursuant to adjustments as provided in Article IV of this Agreement). The Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements unless it affects the Warrant Agent's own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery.

           Section 11.10.  Headings.  The headings in this Agreement are for
          --------------   --------
convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

           Section 11.11.  GOVERNING LAW.  THIS AGREEMENT AND THE WARRANTS SHALL
          --------------   -------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

           Section 11.12.  Counterparts.  This Agreement may be executed in any
          --------------   ------------
number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seals to be hereto affixed and attested, all as of the day and year first above written.



                             EURONET SERVICES INC.



                              By
                                ------------------------------------------
                                 Name:
                                 Title:



                              STATE STREET BANK & TRUST COMPANY,
                              Warrant Agent



                              By
                                ------------------------------------------
                                 Name:
                                 Title:

                                                                       Exhibit A
                                                                       ---------

                          FORM OF WARRANT CERTIFICATE
                          ---------------------------

                             EURONET SERVICES INC.


                                                            CUSIP No.
                                                                      ----------
No.                                            Certificate for          Warrants
    -----                                                      --------


                              WARRANTS TO PURCHASE

                             SHARES OF COMMON STOCK

          This certifies that _______________, or its registered assigns, is the owner of the number of Warrants set forth above or such other number as shall be represented from time to time by this Warrant Certificate in accordance with the terms of the within-mentioned Warrant Agreement, each of which represents the right to purchase, on the date hereof (the "Exercisability Date") and on or before the Expiration Date, provided that certain conditions set forth in the Warrant Agreement have been satisfied, from Euronet Services Inc. (the "Company"), a Delaware corporation, . Warrant Shares at an exercise price of . per share, subject to adjustment, upon surrender hereof at the office of . or to its successor as the warrant agent under the Warrant Agreement (any such warrant agent being herein called the "Warrant Agent"), with the Subscription Form on the reverse hereof (or a copy thereof furnished by the Warrant Agent) duly executed, with signature guaranteed as therein specified, and simultaneous payment in full (in cash or by certified or official bank or bank cashier's check payable to the order of the Company, or through the surrender of additional Warrants in accordance with the terms of the Warrant Agreement) of the Exercise Price for the Warrant Share(s) as to which the Warrant(s) represented by this Warrant Certificate are exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of June ., 1998 (the "Warrant Agreement"), between the Company and

State Street Bank & Trust Company, Warrant Agent, and is subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

          Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address:

          State Street Bank & Trust Company .

          After the Exercisability Date, the Warrants may only be exercised if
(i) the Warrant Agent has received written notice from the Company that a Registration Statement has been declared effective by the Commission with respect to the Warrant Shares, (ii) the Warrant Agent has not received written notice from the Company or the Commission that a stop order issued by the Commission suspending the effectiveness of such Registration Statement is in effect and (iii) the Warrant Agent has not received notice from the Company of any Suspension Period permitted under Section 6.4(b)(ii) of the Warrant Agreement.

          A "Warrant Registration Default" shall be deemed to have occurred if
(i) on the Exercisability Date, the Warrant Shares Registration Statement has not been declared effective by the Commission, or (ii) the Commission shall have issued a stop order suspending the effectiveness of the Warrant Shares Registration Statement, at a time when such Warrant Shares Registration Statement is required to be kept effective by the Company pursuant to the provisions of the Warrant Agreement.

          If a Warrant Registration Default occurs, then the Company shall pay, or cause to be paid, to the holder of each Warrant cash in the amount of $0.03 per week, or portion thereof, for the first 90-day period during which the Warrant Registration Default continues. Such amount shall increase by $0.02 per week, or portion thereof, at the beginning of each subsequent 90-day period during which a Warrant Registration Default continues up to a maximum aggregate additional amount of $0.07 per week. Such amount due shall be payable on each Semiannual Accrual Date or Interest Payment Date, as the case may be, will be paid to the Holders of record of Warrants on the close of business on the immediately preceding June 15 or December 15 as the case may be.

          The number of Warrant Shares purchasable upon the exercise of each Warrant and the price per Warrant Share are subject to adjustment as provided in the Warrant Agreement.

          If the Company enters into a Fundamental Transaction, as a condition to consummating such transaction, the Surviving Person (if other than the Company) shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide (A) that the Holder of a Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such Holder could have received immediately after the Fundamental Transaction if such Holder had exercised the Warrant immediately before the effective date of the transaction (regardless of whether the Warrants are then exercisable and without giving effect to the payment of the Exercise Price through the surrender of additional Warrants), assuming (to the extent applicable) that such Holder (x) was not a constituent persons or an affiliate of a constituent person to such transaction,

(y) made no election with respect thereto and (z) was treated alike with the plurality of non-electing Holders, and (B) that the Surviving Person shall succeed to and be substituted for every right and obligation of the Company in respect of the Warrant Agreement and the Warrants.

          Notwithstanding the foregoing, if the Company enters into a Fundamental Transaction with another person (other than a subsidiary of the Company) and consideration is payable to holders of the shares of Capital Stock (or other securities or property) issuable or deliverable upon exercise of the Warrants that are exercisable in exchange for their shares in connection with such Fundamental Transaction which consists solely of cash, then the Holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of such shares (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price therefor. Upon receipt of such payment, if any, the rights of a Holder of a Warrant shall terminate and cease and such Holder's Warrants shall expire.

          As to any final fraction of a Warrant Share which the same Holder of one or more Warrant Certificates would otherwise be entitled to purchase upon exercise thereof in the same transaction, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

          All Warrant Shares or other securities issuable by the Company upon the exercise of Warrants shall be validly issued, fully paid and nonassessable, and the Company shall pay all stamp, registration or other similar taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of such shares or of other securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any Warrant Share certificate or other securities or property issuable upon the exercise of the Warrants or in respect of payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or repurchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company may deduct such taxes from any payment of money to be made and shall not be required to issue any Warrant Shares certificate or stock certificate until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

          Subject to the restrictions on transfer set forth in Article V of the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the Warrant Register of the Company maintained by the Warrant Agent for such purpose at its office in New York, New York, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and the Warrant Agent will countersign and deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. Each taker and Holder of this Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, the Company and the Warrant Agent and any agent of the Company or the Warrant Agent may treat the person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

          This Warrant Certificate may be exchanged at the office of the Warrant Agent maintained for such purpose in New York, New York for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

          Prior to the exercise of the Warrants represented hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive any notice of any proceedings of the Company except as provided in the Warrant Agreement.

          This Warrant Certificate shall be void and all rights evidenced hereby shall cease on ., 2006, unless sooner terminated by the liquidation, dissolution or winding-up of the Company or as otherwise provided in the Warrant Agreement upon the consolidation or merger of the Company with, or sale of the Company to, another Person.

          This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.



Dated:



                              EURONET SERVICES INC.



                              By
                                --------------------------------------------
                                Name:
                                Title:



Countersigned:



State Street Bank and Trust Company,
  Warrant Agent



By
  ---------------------------------------------
  Authorized Signatory

                     FORM OF REVERSE OF WARRANT CERTIFICATE

                               SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

To:

          The undersigned irrevocably exercises _____________ of the Warrants represented by the Warrant Certificate, each for the purchase of one Warrant Share, subject to adjustment (the "Warrant Shares"), and herewith makes payment of $______ (such payment being by cash or certified or official bank or bank cashier's check payable to the order or at the direction of Euronet Services Inc., or the exercise price may be paid by surrendering additional Warrants to the Warrant agent having an aggregate Spread equal to the aggregate exercise price of the Warrants being exercised), such amount being equal to the exercise price of such Warrants, and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.



Dated:
      -------------------------------  -------------------------------------(1)
                                       (Signature of Owner)

                                       ----------------------------------------
                                       (Street Address)

                                       ----------------------------------------
                                       (City)       (State)          (ZIP Code)


                                       Signature Guaranteed By:

                                       ----------------------------------------

Secutirty and/or check to be issued to:
                                       ----------------------------------------



/1/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a United States or German national bank or trust company or by a member firm of any United States or German national securities exchange.

Please insert social security or identifying number:
                                                    ---------------------------

Name:
     --------------------------------------------------------------------------

Street Address:
               ----------------------------------------------------------------

City, State and Zip Code:
                         ------------------------------------------------------

                               FORM OF ASSIGNMENT

          FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:



Name(s) of Assignee(s):
                       --------------------------------------------------------

Address:
        -----------------------------------------------------------------------

No. of Warrants:
                -----------------------------


Please insert social security or other identifying number of assignee(s):
                                                                         -------

and does hereby irrevocably constitute and appoint
                                                  ------------------------------

                            the undersigned's attorney to make such transfer on
---------------------------
the books of                   maintained for the purposes, with full power of
            ------------------
substitution in the premises.

                                                                    Exhibit B to
                                                                    ------------
                                                               Warrant Agreement
                                                               -----------------


                       FORM OF LEGEND FOR GLOBAL WARRANTS
                       ----------------------------------

Any Global Warrant authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS WARRANT IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS WARRANT IS NOT EXCHANGEABLE FOR WARRANTS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS WARRANT (OTHER THAN A TRANSFER OF THIS WARRANT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                    Exhibit C to
                                                                    ------------
                                                               Warrant Agreement
                                                               -----------------


              FORM OF LEGEND FOR WARRANTS ISSUED AS PART OF A UNIT
              ----------------------------------------------------

THE WARRANT EVIDENCED BY THIS CERTIFICATE IS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF .% SENIOR DISCOUNT NOTES DUE 2006 OF EURONET SERVICES INC. (THE "NOTES") AND
 . WARRANTS. THE WARRANT EVIDENCED BY THIS CERTIFICATE MAY BE TRANSFERRED OR EXCHANGED SEPARATELY FROM OR TOGETHER WITH, THE NOTES.